Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Infinity Energy Resources, Inc.,

We hereby consent to the inclusion in this Amendment No. 1 of Form S-1 Registration Statement of our report dated November 18, 2014, relating to the consolidated financial statements of Infinity Energy Resources, Inc. as of December 31, 2013 which is contained in this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ L.L. Bradford & Company
Leawood, Kansas
September 21 , 2015